EXHIBIT 10.95

EXECUTION COPY

SECURITY AGREEMENT

This Security Agreement (this "Agreement"), is made as of 4th day of December, 2015 by and between PositiveID Corporation, a Delaware corporation (the "Secured Party"); and Sanomedics, Inc., a Delaware corporation ("Debtor")(together, the "Parties").

RECITALS:

A. Thermomedics, Inc., a Nevada corporation and wholly owned subsidiary of the Debtor ("Thermo"), the Debtor and the Secured Party have entered into that certain Management Services and Control Agreement dated as of the date hereof ("MSA") in connection with that certain Stock Purchase Agreement dated October 23, 2015 by and among the Secured Party and the Debtor, as amended ("Purchase Agreement").

B. Pursuant to Sections 2 .02(a) and 2.03(b)(i) of the Purchase Agreement, the Secured Party agreed to advance the Cash Purchase Price less certain amounts as set forth in the Purchase Agreement to the Debtor as of the date hereof (the "Purchase Price Advance").

C. Pursuant to Section 5 of the MSA, the Secured Party has agreed to advance (the "MSA Advance" and together with the Purchase Price Advance, the "Advance") to the Debtor and Thermo.

D. The obligation of the Secured Party to make the Advance is subject to the condition that the Debtor grant to and create in favor of the Secured Party a security interest in and lien upon all of the issued and outstanding shares of common stock of Thermo; and

E. In order to induce the Secured Party to make the Advance to Debtor, the Debtor has agreed to the provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of and as an inducement to the Secured Party to make the Advance to Debtor, the parties hereto, intending to be legally bound, covenant and agree as follows:

Section 1. Definitions.

(a) Certain Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(i) "Collateral" shall mean all of the Shares (as such term is defined in the Purchase Agreement).

(ii) "Obligations" means all indebtedness of the Debtor to the Secured Party arising on or after the date hereof under the Advance, both principal and interest, and any and all extensions, renewals, re-financing or re-funding, in whole or in part, thereof.

(iii) "Event(s) of Default" shall mean any default or material breach of the terms, conditions or covenants of this Agreement, the MSA, or the Purchase Agreement. The Secured Party and the Debtor agree and acknowledge that for purposes of the Purchase Price Advance (as well as the MSA Advance as set forth in the MSA), an Event of Default shall include the event described in Section 11 of the MSA.

Debtor Security Agreement (Sanomedics)	1

(b) Other Definitions. Words and terms defined in the MSA shall, unless the context hereof otherwise clearly requires, have the same meanings herein as provided in the MSA.

(c) Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, and "or" has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

Section 2. Security Interest. Debtor, on the terms set forth in this Agreement and as security for the full and timely payment of the Obligations in accordance with the terms thereof and of the instruments now or hereafter evidencing the Obligations, hereby grants to the Secured Party a continuing security interest, under the Uniform Commercial Code (as in effect on the date hereof and as amended from time to time hereafter) of each state having jurisdiction from time to time with respect to all or any portion of the Collateral (the "Code"), in and a lien on the Collateral. In addition to all the rights given to the Secured Party by the MSA, the Purchase Agreement and this Agreement, the Secured Party shall have all the rights and remedies of a secured party under the Code. In connection with the grant of security interest made hereby, Debtor hereby authorizes Secured Party to file or cause to be filed one or more financing statements, amendments to financing statements and/or in lieu financing statements with any filing office for the purpose of perfecting or continuing the perfection of the security interest in the Collateral.

Section 3. Principles Applicable to the Collateral. The parties agree that, at all times during the term of this Agreement, the following provisions shall be applicable to the Collateral, each subject to the terms of the MSA and the Purchase Agreement:

(a) The Debtor covenants and agrees that it will keep accurate and complete books and records concerning the Collateral owned by it in accordance with generally accepted accounting principles, consistently applied.

(b) The Secured Party shall have the right to review the books and records of the Debtor pertaining to the Collateral and to copy and make excerpts therefrom, all at such times and as often as the Secured Party may reasonably request.

(c) The Secured Party shall have the right after a default has occurred under the MSA beyond applicable grace periods (i) to take ownership of any and all Collateral of the Debtor and (iii) to give notice of the Secured Party's security interest in the Collateral to any or all persons obligated to the Debtor thereon.

Section 4. Certain Covenants. Until payment in full of the Obligations, the Debtor agrees that:

(a) The Debtor will faithfully preserve and protect the Secured Party's security interest in the Collateral and will, at its own cost and expense, cause said security interest to be perfected and continued perfected, and for such purpose the Debtor will from time to time at the request of the Secured Party execute and file or record, or cause to be filed or recorded, such instruments, documents and notices, including, without limitation, financing statements and continuation statements, as the Secured Party may deem necessary or advisable in order to perfect and continue perfected said security interest. The Debtor will do all such other acts and things and execute and deliver all such other instruments and documents, including, without limitation, further security agreements, pledges and assignments, as the Secured Party may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a first lien security interest in the Collateral prior to the rights of all persons therein or thereto. The Secured Party is hereby appointed attorney-in-fact for the Debtor to do all acts and things which it may deem necessary or advisable to preserve, perfect and continue perfected its security interest in the Collateral, including, without limitation, the signing of financing and other similar statements.

Debtor Security Agreement (Sanomedics)	2

Section 5. Events of Default.

(a) If one or more Events of Default shall occur, then the Secured Party may forthwith proceed to exercise any one or more of the rights and remedies afforded a secured party by the Code and such other rights and remedies which it may have at law or in equity, under this Agreement, all of which rights and remedies shall, to the full extent permitted by law, be cumulative. Without limitation upon the foregoing, the Secured Party shall have the right without demand or prior notice to the Debtor or any other person, except as otherwise required by law (and if notice is required by law, after thirty (30) days' prior written notice to the Debtor at its address hereinafter set forth) and without prior judicial hearing or legal proceedings, all of which the Debtor hereby expressly waives:

(i) to enter any premises where Collateral is located and to take possession and control of the same;

(ii) to sell all or any portion of the Collateral at public or private sale at such place or places and at such time or times and in such manner and upon such terms, whether for cash or credit, as the Secured Party in its sole discretion may determine; and

(iii) to endorse in the name of the Debtor any instrument, howsoever received by the Secured Party, representing proceeds of any of the Collateral.

The Secured Party shall apply the proceeds of any sale or other disposition of any realization of the Collateral after default first to the payment of the reasonable costs and expenses incurred by the Secured Party in connection with such sale or other disposition or realization, including reasonable attorneys' fees and legal expenses, second to the repayment of the Obligations to the Secured Party, whether on account of principal or interest or otherwise as the Secured Party in its sole discretion may elect, and then to the payment of the balance, if any, as required by law. If the proceeds of any such sale or other disposition of the Collateral are insufficient to pay the Obligations and the Secured Party's reasonable costs hereunder or under the MSA, the Debtor shall be liable for any deficiency.

(b) Upon the occurrence of any Event of Default, the Debtor shall promptly upon demand by the Secured Party assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which shall be reasonably convenient to both parties. The right of the Secured Party under this Section to have the Collateral assembled and made available to it is the essence of this Agreement and the Secured Party may, at its election, enforce such right by any and all remedies available to the Secured Party, including a bill in equity for specific performance.

Section 6. Defeasance. Upon payment in full of the Obligations, this Agreement shall terminate and be of no further force or effect. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Debtor Security Agreement (Sanomedics)	3

Section 7. Subrogation and Marshaling. The Debtor hereby waives, surrenders and agrees not to claim or enforce, so long as the Obligations or any portion thereof remains outstanding, (a) any right to be subrogated in whole or in part to any right or claim of the holder of any part of the Obligations and (b) any right to require marshaling of any assets of the Debtor which right of subrogation or marshaling might otherwise arise from any payment to the holder of any part of the Obligations arising out of the enforcement of the security interest granted hereby, or any other mortgage or security interest granted by the Debtor or any other person to the Secured Party, or the liquidation of or the realization upon the Collateral, any other collateral granted by the Debtor or any other person to the Secured Party, or any part thereof.

Section 8. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

Section 9. No Waiver; Rights Cumulative. No failure or delay on the part of the Secured Party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege hereunder or under the MSA; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or of any other right, remedy, power or privilege. The rights and remedies of the Secured Party under this Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have. No modification or waiver of any provision of this Agreement nor consent to any departure by the Debtor therefrom shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specified instance and for the specific purpose for which given.

Section 10. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be given in writing by delivering the same in person to the intended addressee, by overnight courier service with guaranteed next day delivery or by certified United States Mail, postage prepaid or telegram sent to the intended addressee at the applicable address as set forth within the Purchase Agreement or to such different address as either Debtor or Secured Party shall have designated by written notice to the other sent in accordance herewith. Such notices shall be deemed given when received or, if earlier, in the case of delivery by courier service with guaranteed next day delivery, the next day or the day designated for delivery, or in the case of delivery by certified United States mail, two days after deposit therein.

Section 11. Governing Law. The Code shall govern the attachment, perfection and the effect of attachment and perfection of the Secured Party's interest in the Collateral, and the rights, duties and obligations of the Debtor and the Secured Party with respect thereto. This Agreement shall be deemed to be a contract under the laws of the state of Florida and the execution and delivery hereof and, to the extent not inconsistent with the preceding sentence, the terms and provisions hereof, shall be governed by and construed in accordance with the laws of the state of Florida.

Section 12. Survival. All representations, warranties, covenants and agreements contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the extension of the MSA.

Debtor Security Agreement (Sanomedics)	4

EXECUTED under seal as of the date first above written.

DEBTOR: Sanomedics, Inc.

	By:	/s/ Keith Houlihan
Witness	Name:	Keith Houlihan
	Title:	President

SECURED PARTY: PositiveID Corporation

	By:	/s/ William J. Caragol
Witness	Name:	William J. Caragol
	Title:	Chief Executive Officer

Debtor Security Agreement (Sanomedics)	4